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                                                                  Exhibit 23 (a)

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-53485 and No. 33-55785) of Viacom Inc. and Viacom International Inc., respectively, and in the Registration Statements on Form S-8 (No. 333-42987, No. 333-34125, No. 33-41934, No. 33-56088, No. 33-59049,
No. 33-59141, No. 33-55173, No. 33-55709, and No. 33-60943) of Viacom Inc. of
our report dated February 10, 2000, except for the second and third paragraphs of Note 2, which are as of March 21, 2000, included in Item 8 of this Form 10-K.



PricewaterhouseCoopers LLP
New York, New York
March 24, 2000